As filed with the Securities and Exchange Commission on November 4, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UTEK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	59-3603677
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2109 Palm Avenue

Tampa, Florida 33605

(813) 754-4330

(Address and telephone number of registrant’s principal executive offices)

UTEK CORPORATION AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN

(Full title of the plan)

Sam Reiber, Esq.

Vice President and General Counsel

UTEK Corporation

2109 Palm Avenue

Tampa, Florida 33605

(813) 754-4330

(Name, address and telephone number of agent for service)

Copy to:

Harry S. Pangas, Esq.

Sutherland Asbill & Brennan LLP

1275 Pennsylvania Ave., N.W.

Washington, D.C. 20004

(202) 383-0100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.01 per share	826,274	$3.92 (2)	$3,238,994	$180.74

(1)	Pursuant to Rule 416 under the Securities Act of 1933 this registration statement also covers additional shares of common stock as may be issued by reason of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h)(1) under the Securities Act of 1933, based upon the average of the high and low prices of our common stock as reported on the NYSE Amex on November 3, 2009.

EXPLANATORY NOTE

As permitted by General Instruction E to Form S-8 regarding the registration of additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to an employee benefit plan is effective, the contents of the following registration statements are incorporated herein by reference:

1.	Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 1, 2002 (File No. 333-91724) with respect to the UTEK Corporation Amended and Restated Employee Stock Option Plan.

2.	Registration Statement on Form S-8 filed with the Commission on July 12, 2004 (File No. 333-117311) with respect to the UTEK Corporation Amended and Restated Employee Stock Option Plan.

3.	Registration Statement on Form S-8 filed with the Commission on January 9, 2006 (File No. 333-130917) with respect to the UTEK Corporation Amended and Restated Employee Stock Option Plan.

Pursuant to the UTEK Corporation Amended and Restated Employee Stock Option Plan, we are authorized to issue options to purchase a total of 2,211,274 shares of our common stock. This registration statement relates to a total of 826,274 shares of common stock. A total of 500,000 shares of common stock were originally registered on Form S-8 (File No. 333-91724) filed with the Commission on July 1, 2002, a total of 185,000 shares of common stock were registered on Form S-8 (File No. 333-117311) filed with the Commission on July 12, 2004, and a total of 700,000 shares of common stock were registered on Form S-8 (File No. 333-130917) filed with the Commission on January 9, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to the participants in the UTEK Corporation Amended and Restated Employee Stock Option Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission in accordance with Rule 428 and the requirements of Part I of Form S-8 either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. We will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, we will furnish to the Commission or its staff a copy or copies of all of the documents included in that file. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

We hereby incorporate, or will be deemed to have incorporated, herein by reference the following documents:

•	Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008;

•	Our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2009;

•	Our Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2009;

•

UTEK’s Current Reports on Form 8-K filed with the Commission on February 6, 2009, February 17, 2009, March 2, 2009, April 13, 2009, April 27, 2009, May 7, 2009, July 1, 2009, July 10, 2009, July 21, 2009, August 3, 2009, August 10, 2009 and October 28, 2009 (only to the extent the information contained in each of these Forms 8-K has been filed and not furnished); and

•

The description of our common stock contained in our registration statement on Form 8-A filed with the Commission on March 22, 2002, including any amendment thereto or report filed for the purpose of updating such description.

Each document filed with the Commission by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document, which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and specific other persons to the extent and under the circumstances set forth therein.

Section 102(b)(7) of the Delaware General Corporation Law permits the inclusion in the certificate of incorporation of a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director’s duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) from any transaction from which the director derived an improper personal benefit.

Subject to the Investment Company Act of 1940 (the “1940 Act”) or any valid rule, regulation or order of the Commission thereunder, our certificate of incorporation provides that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of ours, or is or was serving at our request as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, in accordance with provisions corresponding to Section 145 of the Delaware General Corporation Law. The 1940 Act provides that a company may not indemnify any director or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office unless a determination is made by final decision of a court, by vote of a majority of a quorum of directors who are disinterested, non-party directors or by independent legal counsel that the liability for which indemnification is sought did not arise out of the foregoing conduct. In addition, our certificate of incorporation provides that the indemnification described therein is not exclusive and shall not exclude any other rights to which the person seeking to be indemnified may be entitled under statute, any bylaw, agreement, vote of stockholders or directors who are not interested persons, or otherwise, both as to action in his or her official capacity and to his or her action in another capacity while holding such office.

The above discussion of Section 145 of the Delaware General Corporation Law and our certificate of incorporation is not intended to be exhaustive and is respectively qualified in its entirety by such statute and our certificate of incorporation.

We have obtained insurance policies insuring our directors and officers against some liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

Reference is made to Item 9 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following documents are filed as part of this registration statement or incorporated by reference herein.

Exhibit Number	Description of Exhibit

4.1	UTEK Corporation Amended and Restated Employee Stock Option Plan

5.1	Opinion of Sutherland Asbill & Brennan LLP

23.1	Consent of Pender Newkirk & Company

23.2	Consent of Sutherland Asbill & Brennan LLP (contained in the opinion in Exhibit 5.1)

24.1	Power of Attorney (set forth on the signature page contained in Part II of this registration statement)

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 4th day of November, 2009.

UTEK CORPORATION

By:	/S/ DOUGLAS SCHAEDLER
Name:	Douglas Schaedler
Title:	President and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas Schaedler as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any and all amendments (including, without limitation, post-effective amendments) to this registration statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself or she herself might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on November 4, 2009.

Signature	Title

/S/ DOUGLAS SCHAEDLER	President and Director
Douglas Schaedler	(Principal Executive Officer)

/S/ CAROLE R. WRIGHT	Chief Financial Officer, Treasurer and Secretary
Carole R. Wright	(Principal Financial Officer)

/S/ SAM REIBER	Vice President, General Counsel and Director
Sam Reiber

/S/ KEITH A. WITTER	Chairman of the Board of Directors
Keith A. Witter

/S/ HOLLY CALLEN HAMILTON	Director
Holly Callen Hamilton

/S/ KWABENA GYIMAH-BREMPONG	Director
Kwabena Gyimah-Brempong

/S/ FRANCIS MAUDE	Director
Francis Maude

/S/ JOHN MICEK III	Director
John Micek III

/S/ MARK BERSET	Director
Mark Berset

EXHIBIT INDEX

Exhibit No.	Description

4.1	UTEK Corporation Amended and Restated Employee Stock Option Plan

5.1	Opinion of Sutherland Asbill & Brennan LLP

23.1	Consent of Pender Newkirk & Company